EXHIBIT 10.8
                      Distribution Agreement

THIS AGREEMENT, made and entered into as of this 9TH day of November, 1999, by and between GoldenAccess.com, Inc. a corporation organized and existing under the laws of the State of Florida, with offices located at: 1440 J.F. Kennedy Causeway, #301, North Bay Village, FL 44141 (Hereinafter referred to as the "Company") and CTI-PRO, s.r.o., a corporation organized and existing under the laws of the Czech Republic with its principal place of business at U Vystaviste 9/229, 170 00 Praha 7, Czech Republic. (Hereinafter referred to as the "Distributor"). 1. DISTRIBUTORSHIP Company hereby appoints the Distributor as its non-exclusive Distributor in the territories of Central and Eastern Europe for the products and services hereinafter described:

(a) Golden Access.com Internet Telephony Software

(b) Golden Access.com Global Termination Network

(c) The products and services covered by this Agreement are those listed in the price lists attached as Schedule "A" and "B" by this reference made a part hereof. The prices to be charged by Company to Distributor for the products and materials may be changed by Company from time to time. Company reserves the rights to modify, alter, improve, change or discontinue any and all of the products and materials covered by this Agreement and this Agreement shall cover the sale of such products and materials as they may be modified, altered, improved or changed.

2.  VALIDATION

A Purchase by the Distributor of products as listed on attached schedule "A" shall validate this Agreement.

3. TERMS OF SALE AND  PAYMENT

Distributor shall pay Company for the products and services sold to Distributor by a 25% down payment upon ordering and the remaining 75% balance Net 30 days from Invoice. The Company shall extend these payment terms for orders up to a limit of $US 25,000; provided, however, that if at any time in Company's opinion the financial condition of Distributor so warrants, Company may alter or suspend any credit terms granted. For orders above the $US 25,000 limit, the terms of payment shall be cash with order, C.O.D. or as otherwise determined by the Company. Company further reserves the right to assess an interest penalty on past due accounts of 1.5% per month on any outstanding balances, including reasonable attorneys fees incurred in collection of said past due accounts.

4. RELATIONSHIP OF PARTIES

(a) It is agreed that Distributor is not an agent or representative of Company, but is solely an independent contractor without the power to bind, act for, or obligate Company expressly, implied or in any manner whatsoever. Accordingly, any resale of the products and materials of the Company by Distributor shall be in Distributor's name only with no representations concerning Company. However, Distributor is authorized to represent itself as an authorized Distributor of Company. All salesmen or other employees used by Distributor shall be and be deemed to be exclusively Distributor's employees, and the entire management, direction and control of all such salesmen and employees shall be exclusively vested in the Distributor. Without limiting the generality of the foregoing, Distributor shall be exclusively responsible for all social security, state, federal and foreign taxes, unemployment compensation and workmen's compensation insurance for all such salesmen or other employees of the Distributor. The Distributor shall be exclusively responsible for all wages, salaries, traveling expenses or any other expenses of any kind whatsoever incurred by the Distributor or by any of its salesmen or other employees. Neither the Distributor nor anyone associated with the Distributor shall be entitled to receive any payments from Company by way of compensation, wages, remuneration or expenses.

(b) Company shall have the sole right to accept or reject all orders submitted to it for sales to the Distributor, to fix the terms and conditions of sales to the Distributor on an order by order basis and to approve returns, allowances or other adjustments with reference to such sales.

(c) Company shall have no liability with respect to alleged defective products and materials sold by Company except as set forth in Company's warranty at stated in Clause 6 herein, as part of the terms and conditions of any sale made by Company, and Distributor shall have no authority to, and shall make no representation for a warranty with respect to the Company's products and materials contrary to or inconsistent with Company's warranty.

The Company specifically disclaims all warranties expressed or implied, including but not limited to, implied warranties of merchantability and fitness for a particular purpose with respect to defects in the diskette, or other physical media and documentation, operation of the programs, source code and any particular application or use of the software or hardware. In no event shall the Company be liable for any loss of use, interruption of business, or any indirect, special, incidental, or consequential damages of any kind including loss of profits regardless of the cause of action including tort liability.

(d) Neither party hereto shall be liable to the other for any failure to perform its obligations hereunder except for failure to pay, if such failure is due to fires, floods, strikes by third parties, work stoppages, accidents, wars, acts of God, Force Majeure, or any other cause beyond the control of the party failing to perform,

(e) Company reserves the right to sell its products directly to the end user.

5. RESPONSIBILITIES OF DISTRIBUTOR

(a) Distributor shall use its best efforts to promote the use and sale of Company products and services to users of the same in the Distributor's primary area of marketing responsibility.

(b) No order placed by Distributor shall be binding upon the Company until and unless the Company has acknowledged it in writing.

(c) Distributor, at their discretion, can refer to the Company any of their customers who wish to purchase an Internet Telephony Gateway direct from the Company. In the event a Purchase and/or Service Agreement is concluded between the Company and the referral, the Company agrees to pay the Distributor a commission of 5% on the value of the sale.

(d) Distributor shall not authorize the return of any product or materials unless given specific advance written authorization by the Company to do so. Failure to request product return within 10 days of receipt will connote the acceptance of the products so sold. (See section 12)

(e) Distributor agrees that all information supplied by Company including, but not limited to, information pertaining to the conduct or details of Company's business, its processes, formulae, machines, devices, products and materials, and list of Company's customers are furnished for Distributor under this Agreement only and shall be kept in confidence by Distributor. Distributor further agrees that the Documents containing such information shall not be duplicated or the information contained therein disclosed to others or used for manufacturing or any other purpose without the prior written approval of Company. However, Company agrees that such information maybe disclosed to a user by Distributor's employees to the extent necessary to reasonably perform under this Agreement. Upon termination, Distributor agrees to immediately return to Company all processes, formulae, devices materials etc.

Distributor acknowledges and agrees that the Software licensed hereunder and all copies thereof constitute valuable trade secrets of Company or proprietary and confidential information of Company and title thereto remains in Company. All applicable copyrights, trade secrets, patents and other intellectual and property rights in the Software and all other items licensed hereunder are and remain in Company. All other aspects of the Software and all other items licensed hereunder, including without limitation, programs, methods of processing, specific design, and structure of individual programs and their interaction and unique programming techniques employed therein, as well as screen formats shall remain the sole and exclusive property of Company and shall not be sold, revealed, disclosed or otherwise communicated, directly or indirectly by Distributor to any person, company or institution whatsoever other than for the purposes set forth herein. It is expressly understood that no title or ownership of the Software or any part thereof is hereby transferred to the Distributor.

The core product may be stored or installed on a storage device, such as a network server, used only to install or run the Core product on other computers over an internal network; however, a license must be acquired and dedicated for each separate computer on which the core product is installed or run from the storage device. A license for the Core product may not be shared or used concurrently on different computers.

(f) Distributor agrees that it will indemnify and hold harmless the Company, its officers, agents, servants and employees from and against any loss, cost damage, claim, expense or liability, including reasonable attorneys fees and costs in the defense and or prosecution of such actions on the trial and appellate levels by reason of property damage, personal injury, suit, or other claim against the Company resulting from or in connection with the actions of Distributor's officers, agents, servants or employees.

(g) Distributor shall be liable for all costs incurred as a result of its failure to timely correct erroneous instructions to the Company. Examples of such erroneous instructions include but are not limited to erroneous information pertaining to sales orders and telephone or telegraphed instructions.

(h) Distributor agrees not to use the Company' s trademarks or trade names in any manner except as authorized by Company or in connection with Company's literature. Distributor agrees to forthwith discontinue such usage upon the cancellation of this Agreement. (i) Service: the Distributor shall, at his expense, perform, when needed, conventional field servicing of the products and materials sold through him. Distributor agrees to use only Company factory approved plans and procedures or equivalent to repair Company products and materials and to charge the end user customer for such repairs at reasonable rates.

(j) The Distributor shall co-operate with Company in the fixing from time to time, in advance, of a yearly sales quota for sale by the Distributor of the products included in this Agreement, The Distributor agrees that it will use sufficient sales efforts to achieve such quotas and to that end, the Distributor agrees:

     (1) to demonstrate such products and materials and such other products and materials as may hereafter be included in this Agreement to potential customers,
     (2) to follow up promptly any leads within the territory that Company may refer to him hereunder,
     (3) to permit Company's representatives from time to time to address sales meetings to the Distributor's sales force.

(k)  Distributor  shall  purchase   sufficient   amounts  of  Company  products,
materials, and parts to enable Distributor to meet demands for users of the same within its primary areas of marketing responsibility

6.  RESPONSIBILITIES  OF THE COMPANY

(a) Company shall provide Distributor with appropriate books, other specimens and/or exhibits of products and materials, including 2 copies of 4-port NFR (Not For Resale) demonstration software. Such sample books, specimens and/or exhibits and/or other paraphernalia for exhibit purposes are the exclusive property of the Company and Distributor shall fully protect and safeguard them against loss and/or damage, and said items and/or paraphernalia shall be subject to be used, disposed of, transferred, and/or handled as directed by Distributor by Company

(b) Company shall from time to time provide Distributor with suggested resale prices for Company products and materials sold to Distributor hereunder; provided, however, that nothing in such suggested prices so furnished shall be such as to obligate Distributor to follow the same in reselling products or materials purchased by it from Company hereunder.

(c) Warranty: Company warrants for a period of ninety (90) days that the media containing the product shall be free from defects. The Company does not warrant that the product will meet the Distributor's requirements or that the product will operate in the configurations which the Distributor may select to use, unless previously approved in writing by the Company or that the operation of the Product will be uninterrupted or error-free, or that all error conditions will be corrected. In the case of a detected software error, Company will try to fix it and send a patch or new version to Distributor within a reasonable time.

(d) Change Notices: Company agrees to give Distributor thirty (30) days advance notice of significant model changes and changes in Company current price lists, provided. However, that company shall not be liable for failure to notify
Distributor due to inadvertence, accident, or mistake.(e) So long as this Agreement shall remain in full force and effect, and Distributor has not defaulted hereunder, Company agrees:

1. To provide to Distributor sales information and advice on a continuing basis, and to provide such sales leads as may develop from Company's own advertising and sales promotion.

2. To train personnel designated by Distributor in the operation of the Golden Access Internet Telephony software as purchased by Distributor and to further help Distributor in increasing business by providing information on successful selling techniques, notice of business practices and policies, technical information relating to the operation of Golden Access Internet Telephony software as purchased by Distributor, competitive information, and other such information as may enhance the opportunities for conducting a profitable business.
3. To provide remote Technical Support, on an as-required basis to the Distributor only and not their end-users. The Distributor may either contact the Company by email at support@goldenaccess.com or by telephone at +54-351-421-0056 and report the problem. Golden Access will makes it best effort to respond to the Distributor within the next available business day to provide further assistance.

7. DURATION OF AGREEMENT AND TERMINATION

(a) This Agreement shall continue in effect for a period of one (1) year from the date of its execution, and Distributor has not defaulted hereunder, and thereafter from year to year unless either party shall give the other thirty
(30) days written notice prior to the end of the initial or any extended term thereof, of its desire to terminate the Agreement at the expiration of such term.

(b) In the event that at any time during the duration of this Agreement or any extension thereof the Distributor is adjudged bankrupt or shall make an assignment for the benefit of its creditors, or a receiver is appointed for it or for any of its properties or it is adjudged to be insolvent, the Company shall have the right, at its election, to cancel this Agreement forthwith by giving written notice to that effect.

8. USE OF NAME

(a) Upon written  notice from Company or upon  expiration or termination of this
    Agreement,   Distributor   agrees   to   promptly   discontinue   using  the
    GoldenAccess.com name, logo, or trade name and trademarks.

(b) Distributor shall have no rights, other than those specifically set forth in this Agreement, to use any trademark, trade name or names or any contraction, abbreviation or similitude thereof belonging to Company, without the prior specific approval of Company. Distributor may not incorporate Golden Access.com name or logo or trade name into company name.

9. WAIVER

The failure of either party hereto to exercise any right hereunder shall not be deemed to be a waiver of such right, and the failure of either party to cancel this Agreement for breach or default shall not be deemed to be a waiver of the right to do so for any subsequent breach.

10. ASSIGNMENT

This Agreement cannot be transferred and/or assigned by the Distributor to any Third party without the prior written approval of the Company, which approval may be unreasonably withheld. Any change in ownership or control of the Distributor can be cause for cancellation.

11. ENTIRE AGREEMENT

This Agreement constitutes the full and complete understanding between Distributor and Company and no amendments hereof shall be considered binding and/or effective unless such amendment is effectuated in writing, by mutual consent, in the form of an addendum to this Agreement. No renewals and/or extensions of this Agreement or any addendum shall be made except by specific written agreement thereof by the parties hereto. If it is necessary to employ an attorney to enforce any provision of this agreement, Company shall be entitled to recover reasonable attorney's fees and costs on trial and appellate levels.

12. RETURN OF MERCHANDISE

Should an error occur due to Company  personnel's  misinterpretation,  entering, filling or shipping of a Distributor order, the merchandise is returnable by Distributor for full replacement, providing the merchandise is in good condition, and Company will accept the return transportation charge, if the error is reported within 10 business days. Where the Distributor desires to return merchandise for any reason other than Company errors in filling orders, the merchandise must be in (a) In original containers, (b) saleable according to Company standards, and (c) must be authorized for return by Company prior to issuance of any allowable credits.

1. When Distributor requests the return of merchandise within 30 days after the receipt of shipment and such return is authorized, Company will allow 100% of the invoice value in the form of a credit memorandum after Company's receipt of the returned goods.
2. When Distributor requests the return of merchandise from 30 - 90 days after the receipt of shipment and such return is authorized, Company will allow 80% of the invoice value in the form of a credit memorandum after Company's receipt of the returned goods.
3. Transportation charges applicable to merchandise authorized for return must be pre-paid by the Distributor.
4. Merchandise in the Distributor's possession longer than 90 days is not returnable.

13. DAMAGED SHIPMENTS AND CLAIMS

In the Event that equipment or supplies are received in damaged condition, the following procedure shall be used.

1. Distributor shall not repack the merchandise or attempt to return it to the Company.
2. Distributor shall immediately notify the carrier and ask that an inspection of the damage be made.
3. Distributor shall notify Company of the receipt of damaged shipment, giving particulars of the damage so that Company will know which items are to be replaced.
4. Distributor shall file claim for the damage after the inspection report has been received from the carrier. 5. Company will advise Distributor what disposition is to be made of the damaged articles.

14. TAXES

Distributor shall pay any and all applicable sales, use or excise taxes, or amounts legally levied in lieu thereof imposed under the authority of a federal, state or local taxing jurisdiction, so long as they are billed as a separate item on each invoice, or Distributor shall furnish Company with appropriate exemption certificates.

15. NOTICES

Any notice to be given hereunder shall be in writing and shall be sent by registered or certified mail postage prepaid to the party to be notified, addressed to such party at it's address appearing herein or such other address as such party may by written notice have substituted therefore and the depositing of such notice in the mail, so addressed, shall constitute the giving thereof.

Distributor Notification Address:
CTI-PRO, s.r.o.
U Vystaviste 9/229
170 00 Praha 7
Czech Republic

Company Notification Address:
Golden Access.com, Inc.
6161 Blue Lagoon Drive, Suite 190
Miami, Florida,
33126, USA

16. APPLICABLE LAW

This Agreement shall be interpreted and governed in accordance with the laws of the State of Florida, venue to be Dade County, Florida, United States of America.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by a duly authorized officer and have caused their seals to be affixed hereto on the date first written above.

(Attest)                   (Witness)            Company: GoldenAccess.com, Inc

(Seal) _______________________________      (Seal) ____________________________

(By) ________________________________       (By)   Paul Callihoo
         Print name.
(Title)_______________________________      (Title) VP, Business Development


(Attest)                   (Witness)                 Distributor:

(Seal) _______________________________      (Seal) _____________________________

(By) ________________________________       (By)
         Print name.
(Title)_______________________________      (Title)



                                   SCHEDULE A



Notes:

-        Price segments are on a "per system" basis.

- For systems upgrades, the applicable price is that of the segment of the final number of lines.